                                                                     EXHIBIT 4.1


              CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

                                      OF

           7.25% PREFERRED INCOME EQUITY REDEEMABLE STOCK, SERIES A

                                      OF

                        GENERAL GROWTH PROPERTIES, INC.


PURSUANT TO SECTION 151 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE


     General Growth Properties, Inc., a Delaware corporation (the "Company"),
                                                                   -------
hereby certifies that pursuant to the authority contained in Article IV of its Second Amended and Restated Certificate of Incorporation, as amended (the

"Certificate of Incorporation"), and in accordance with Section 151 of the
-----------------------------
General Corporation Law of the State of Delaware (the "DGCL"), its Board of
                                                       ----
Directors (the "Board"), on June 4, 1998, adopted the following resolution
                -----
creating a series of its preferred stock, par value $100 per share, liquidation preference $1,000 per share, designated as the 7.25% Preferred Income Equity Redeemable Stock, Series A:

     WHEREAS, the Board of Directors of the Company is authorized, within the limitations and restrictions stated in its Certificate of Incorporation, to provide for the issuance of preferred stock in series and to establish the number of shares to be included in such series and to fix the designation, powers, preferences and rights of the shares of such series and the qualifications, limitations and restrictions thereof; and

     WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of the preferred stock to be designated the "7.25% Preferred Income Equity Redeemable Stock, Series A" and the number of shares constituting such preferred stock;
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     NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized the 7.25%
Preferred Income Equity Redeemable Stock, Series A on the terms and with the provisions herein set forth:

I.   Certain Definitions
     -------------------

     As used herein, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

     "Act" shall mean the Securities Act of 1933, as amended.
      ---

     "Business Day" shall mean any day other than a Saturday, Sunday or a day on
      ------------
which state or federally chartered banking institutions in New York, New York are not required to be open.

     "Capital Stock" shall mean Common Stock or Preferred Stock.  The term
      -------------
"Capital Stock" shall not include convertible debt securities.

     "Common Stock" shall mean the common stock, par value $.10 per share, of
      ------------
the Company.

     "Company" shall mean General Growth Properties, Inc., a Delaware
      -------
corporation.

     "Conversion Agent" shall mean Norwest Bank Minnesota, N.A., the principal
      ----------------
corporate trust office of which currently is located at 161 North Concord Exchange, South St. Paul, Minnesota 55075, or such other agent or agents of the Company as may be designated by the Board or its designee as the conversion agent for the Series A Preferred Stock.

     "Current Market Price" of publicly traded Common Stock or any other class
      --------------------
of shares of Capital Stock or other security of the Company or any other issuer for any day shall mean the last reported sales price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the NYSE or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading, or, if such security is not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market, or, if such security is not listed or admitted for trading on any national securities exchange or quoted on the NASDAQ National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Chief Executive Officer of the Company or the Board of Directors.

     "Dividend Period" shall mean quarterly dividend periods commencing on (and
      ---------------
including) the fifteenth day of each January, April, July and October of each year and ending on (and including) the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Issue Date and end on and include October 14, 1998).

     "Fair Market Value" shall mean the average of the daily Current Market
      -----------------
Prices per share of Common Stock during the five consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. The term "'ex' date," when used with respect to any issuance or distribution, means the first day on which the Common Stock trades regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

     "Mandatory Redemption" shall mean the redemption by the Company for cash of
      --------------------
all of the outstanding shares of Series A Preferred Stock on July 15, 2008 at a price of $1,000 per share of Series A Preferred Stock, plus accumulated and unpaid dividends to such Mandatory Redemption Date.

     "Mandatory Redemption Date" shall mean July 15, 2008.
      -------------------------

     "NYSE" shall mean the New York Stock Exchange.
      ----

     "Ownership Limitations" shall mean the restrictions on transferability and
      ---------------------
ownership described in Article IV of the Certificate of Incorporation, specifically, that ownership of more than 7.5% of the value of the outstanding shares of Capital Stock of the Company, including the Series A Preferred Stock, is restricted.

     "Redemption Date" shall mean any date fixed for redemption of the shares of
      ---------------
Series A Preferred Stock by the Company, including the Mandatory Redemption Date (as the context requires).

     "Series A Preferred Stock" shall mean the 7.25% Preferred Income Equity
      ------------------------
Redeemable Stock, Series A of the Company.

     "Trading Day" shall mean any day on which the securities in question are
      -----------
traded on the NYSE or, if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted or, if such securities are not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market or, if such securities are not listed or admitted for trading on any national securities exchange or quoted on the NASDAQ National Market, in the applicable securities market in which the securities are traded.

     "Transfer Agent" shall mean Norwest Bank Minnesota, N.A., the principal
      --------------
corporate trust office of which currently is located at 161 North Concord Exchange, South St. Paul, Minnesota 55075, or such other agent or agents of the Company as may be designated by the Board or its designee as the transfer agent for the Series A Preferred Stock.

II.  Designation and Number of Shares
     --------------------------------

     A series of preferred stock, designated the "7.25% Preferred Income Equity Redeemable Stock, Series A" (the "Series A Preferred Stock"), is hereby
                                  ------------------------
established. The par value of the Series A Preferred Stock is $100 per share, which is not a change in the par value of the Preferred Shares as set forth in the Certificate of Incorporation. The liquidation preference of the Series A Preferred Stock is $1,000. The authorized number of shares of Series A Preferred Stock shall be 345,000.

III. Rank
     ----

     The Series A Preferred Stock, with respect to payment of dividends and amounts upon voluntary or involuntary liquidation, dissolution or winding-up of the Company, shall be deemed to rank:

     (a) senior to all classes or series of Common Stock and to all Capital Stock of the Company the terms of which provide that such Capital Stock shall rank junior to such Series A Preferred Stock;

     (b) on a parity with each series of Preferred Stock issued by the Company which does not provide by its express terms that it ranks junior in right of payment to the Series A Preferred Stock with respect to payment of dividends or amounts upon liquidation, winding-up or otherwise; and

     (c) junior to any class or series of Capital Stock issued by the Company that ranks senior to the Series A Preferred Stock in accordance with Section VII(d).

IV.  Dividends.
     ---------

     (a) The holders of shares of the Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of assets legally available for the payment of dividends, quarterly cumulative cash dividends in an amount per share of Series A Preferred Stock equal to the greater of (i) 7.25% of the $1,000 liquidation preference thereof per annum and (ii) the quarterly cash dividends paid or payable (determined on each of the quarterly Dividend Payment Dates referred to below) on that number of shares of Common Stock equal to the number of shares of Common Stock (or portion thereof), into which a share of Series A Preferred Stock is convertible. Such dividends shall be cumulative beginning on June 10, 1998, whether or not in any Dividend Period or Periods there shall be funds of the Company legally available for the payment of such dividends, and shall be payable in arrears quarterly when, as and if declared by the Board, on the fifteenth day of each January, April, July and October or, if not a Business Day, the next succeeding Business Day, beginning October 15, 1998 (each, a "Dividend Payment Date"). Each such dividend shall be payable in arrears to holders of record of shares of the Series A Preferred Stock, as such holders appear in the stock records of the Company at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Dividend Payment Date falls or such other date designated by the Board for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a "Dividend Record Date"). Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board.

     (b) The amount of dividends payable per share of Series A Preferred Stock for each full Dividend Period shall be computed by taking the greater of (a) 7.25% of the $1,000 liquidation preference thereof divided by four (or $18.125) and (ii) the quarterly cash dividends paid or payable (determined as of the applicable Dividend Payment Date) on that number of shares of Common Stock equal to the number of shares of Common Stock (or portion thereof), into which a share of Series A Preferred Stock is convertible. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series A Preferred Stock, shall be prorated and computed on the basis of twelve 30-day months and a 360-day year. Holders of shares of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series A Preferred Stock. Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to such shares which remains payable. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.

     (c) No dividend on the Series A Preferred Stock shall be declared by the Board or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

     Notwithstanding the foregoing, dividends on the Series A Preferred Stock shall accumulate whether or not any of the foregoing restrictions exist, whether or not there are funds legally available for the payment thereof and whether or not such distributions are authorized. Accumulated but unpaid dividends on the Series A Preferred Stock shall not bear interest and holders of the shares of Series A Preferred Stock shall not be entitled to any dividends in excess of full cumulative dividends as described in IV(b) above.

     (d) Except as provided in subsection IV(e) herein, so long as any shares of Series A Preferred Stock are outstanding, no dividends (other than in Common Stock or other Capital Stock of the Company ranking junior to the Series A Preferred Stock as to payment of dividends and amounts upon liquidation, dissolution or winding-up of the Company) shall be declared or paid or set apart for payment upon the Common Stock or any other class or series of Capital Stock of the Company ranking, as to payment of dividends or amounts distributable upon liquidation, dissolution or winding-up of the Company, on a parity with or junior to the Series A Preferred Stock, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all past Dividend Periods and the then current Dividend Period, nor shall any Common Stock or other Capital Stock of the Company ranking junior to or on a parity with the Series A Preferred Stock as to payment of dividends or amounts upon liquidation, dissolution or winding-up of the Company, be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Capital Stock) by the Company (except by conversion into or exchange for other Capital Stock of the Company ranking junior to the Series A Preferred Stock as to payment of dividends and amounts upon liquidation, dissolution or winding-up of the Company or by redemptions for the purpose of maintaining the Company's qualification as a real estate investment trust ("REIT") for U.S.
                                                            ----
federal income tax purposes).

     (e) When dividends are not paid in full (or a sum sufficient for such full payment is not set apart for such payment) upon the Series A Preferred Stock and any other Capital Stock ranking on a parity as to payment of dividends with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and any other Capital Stock ranking on a parity as to payment of dividends with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other Capital Stock shall in all cases bear to each other the same ratio that accumulated dividends per share on the Series A Preferred Stock and such other Capital Stock (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Capital Stock does not have a cumulative dividend) bear to each other.

V.   Liquidation Preference.
     ----------------------

     (a) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of Common Stock or any other Capital Stock ranking junior to the Series A Preferred Stock as to the distribution of assets upon the liquidation, dissolution or winding-up of the Company, the holders of shares of the Series A Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to stockholders remaining after payment or provisions for payment of all debts and other liabilities of the Company a liquidation preference of $1,000 per share, plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any such voluntary or involuntary liquidation, dissolution or winding-up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the shares of Series A Preferred Stock, are insufficient to pay in full the preferential amount aforesaid on the shares of Series A Preferred Stock and liquidating payments on any other shares of any class or series of Capital Stock ranking, as to payment of dividends and amounts upon the liquidation, dissolution or winding-up of the Company, on a parity with the Series A Preferred Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series A Preferred Stock and any such other parity stock ratably in accordance with the respective amounts that would be payable on such shares of Series A Preferred Stock and such other stock if all amounts payable thereon were paid in full. For the purposes of this Section V, none of (i) a consolidation or merger of the Company with or into another entity, (ii) a merger of another entity with or into the Company, (iii) a statutory share exchange by the Company or (iv) a sale, lease or conveyance of all or substantially all of the Company's assets, properties or business shall be deemed to be a liquidation, dissolution or winding-up of the Company.

     (b) Written notice of such liquidation, dissolution or winding-up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series A Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Company.

     (c) After payment of the full amount of liquidating distributions to which they are entitled, the holders of Series A Preferred Stock shall have no right or claim to any of the remaining assets of the Company.

VI.  Redemption.
     ----------

     (a) The shares of Series A Preferred Stock are not redeemable prior to June 15, 2003. To ensure that the Company remains a qualified REIT for U.S. federal income tax purposes, however, the Series A Preferred Stock shall be subject to the provisions of Article IV of the Certificate of Incorporation pursuant to which Series A Preferred Stock owned by a shareholder (i) in excess of the Ownership Limit or the Existing Holder Limit or (ii) that would cause the Company to become "closely held" within the meaning of Section 856(h) of the Internal Revenue Code of 1986, as amended (the "Code") shall automatically by
                                                ----
transferred to a Trust (as defined in Article IV of the Certificate of Incorporation) and the Company shall have the right to purchase such shares, as provided in Article IV of the Certificate of Incorporation.

     (b) Cash Redemption Right. On and after June 15, 2003, the Company, at its option, upon giving notice as provided below, may redeem the Series A Preferred Stock, in whole or from time to time in part, at the following redemption prices per share of Series A Preferred Stock if redeemed during the twelve-month period beginning June 15 of the year indicated below, plus, in each case, all dividends accumulated and unpaid on such Series A Preferred Stock to the date of such redemption (the "Cash Redemption Right"):
                 ---------------------


                                    Redemption Price Per Share of
      Year                          Series A Preferred Stock
      ----                          ----------------------------------

      2003.........................   $1,032.22
      2004.........................   $1,024.16
      2005.........................   $1,016.11
      2006.........................   $1,008.05
      2007 and thereafter..........   $1,000.00


     (c) Stock Redemption Right. In addition to the Cash Redemption Right set forth in (b) above, on and after June 15, 2003, the Series A Preferred Stock shall be redeemable by the Company, in whole or from time to time in part, at the option of the Company, for such number of shares of Common Stock as equals the liquidation preference of the Series A Preferred Stock to be redeemed divided by the Conversion Price (defined in subsection VIII(a) herein) as of the opening of business on the date set for such redemption (equivalent initially to a conversion rate of 25.188 shares of Common Stock per share of Series A Preferred Stock (the "Stock Redemption Right")). The Company may exercise the
                      ----------------------
Stock Redemption Right, at its option, only if for 20 Trading Days within any period of 30 consecutive Trading Days, including the last Trading Day of such period, the Current Market Price of the Common Stock on each of such Trading Days exceeds $45.65 per share, subject to adjustment under the circumstances described in Section VIII herein, with respect to the Conversion Price. To exercise the Stock Redemption Right, the Company shall issue a press release announcing the redemption prior to the opening of business on the second Trading Day after the conditions described in the preceding sentences have, from time to time, been met (the "Press Release"). The
                                                            -------------
Company shall not issue a Press Release prior to May 15, 2003. The Press
Release shall announce the redemption and set forth the number of shares of Series A Preferred Stock that the Company intends to redeem. The redemption date (which may not be before July 15, 2003) shall be selected by the Company, shall be specified in the notice of redemption and shall be not less than 30 days or more than 60 days after the date on which the Company issues the Press Release.

     (d)  Limitations on Redemption.

          (i) The Company may exercise the Cash Redemption Right provided that the redemption price (other than the portion thereof consisting of accumulated and unpaid dividends) is payable solely out of the sale proceeds of other shares of Capital Stock of the Company, and from no other source. For purposes of the preceding sentence, "Capital Stock" means any Capital Stock or other securities of the Company which, by their terms, are subject to mandatory conversion into, or exchange for, or which require the purchase of, Capital Stock.

          (ii) If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed pursuant to the Cash Redemption Right or the Stock Redemption Right, the shares to be redeemed shall be determined pro rata or by lot or in such other manner as prescribed by the Board. If such redemption is to be by lot and, as a result of such redemption, (i) any holder of Series A Preferred Stock would become a holder of a number of shares of Series A Preferred Stock in excess of the Ownership Limit or the Existing Holder Limit or
(ii) the Company would become "closely held" within the meaning of Section 856(h) of the Code because such holder's Series A Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Certificate of Incorporation, the Company will redeem the requisite number of shares of Series A Preferred Stock of such holder such that or the Existing Holder Limit the holder of such shares (i) will not hold in excess of the Ownership Limit subsequent to such redemption or (ii) will not cause the Company to become "closely held" within the meaning of Section 856(h) of the Code.

          (iii) Notwithstanding anything to the contrary contained herein, unless full cumulative dividends on all outstanding shares of Series A Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the current Dividend Period, no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of

Series A Preferred Stock. In addition, unless full cumulative dividends on all outstanding shares of Series A Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for payment thereof set apart for payment for all past Dividend Periods and the current Dividend Period, the Company shall not purchase or otherwise acquire directly or indirectly any Series A Preferred Stock, or any shares of any class or series of Capital Stock of the Company ranking, as to payment of dividends or amounts distributable upon liquidation, dissolution or winding-up of the Company, junior to or on a parity with the Series A Preferred Stock (except by conversion into or exchange for Common Stock or other Capital Stock of the Company ranking junior to or on a parity with the Series A Preferred Stock as to payment of dividends or amounts upon liquidation, dissolution or winding-up of the Company or by redemptions for the purposes of maintaining the Company's qualification as a REIT).

          (iv) The foregoing provisions of subsections VI(d)(i)-(iii) shall not prevent the purchase by the Company of Series A Preferred Stock pursuant to
Article IV of the Certificate of Incorporation or otherwise in order to ensure that the Company remains qualified as a REIT for U.S. federal income tax purposes.

          (v) Immediately prior to any redemption of Series A Preferred Stock, the Company shall pay, in cash, any accumulated and unpaid dividends through the Redemption Date, unless a Redemption Date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, in which case each holder of shares of Series A Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or prior to such Dividend Payment Date. Except as provided above, the Company will make no payment, or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Stock for which a notice of redemption has been given.

     (e) Mandatory Redemption. The Company shall redeem for cash all outstanding shares of Series A Preferred Stock on the Mandatory Redemption Date at a price of $1,000 per share of Series A Preferred Stock, plus accumulated and unpaid dividends to the redemption date.

     (f)  Procedures for Redemption.

          (i) Notice of redemption pursuant to the Cash Redemption Right shall be mailed, not less than 20 nor more than 60 days prior to the Redemption Date, to each holder of record of shares of Series A Preferred Stock to be redeemed, notifying such holder of the Company's election to redeem such shares. Notice of redemption pursuant to the Stock Redemption Right shall be given not more than four Business Days after the date on which the Company issues the Press Release to each holder of shares of the Series A Preferred

Stock to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the stock records of the Company, or by publication in The Wall Street Journal or The New York Times,
                                  -----------------------    -------------------
or, if neither such newspaper is then being published, any other daily newspaper of national circulation. If the Company elects to provide such notice by publication, it shall also promptly mail notice of such redemption to holders of the shares of Series A Preferred Stock to be redeemed. Notice of any Mandatory Redemption shall be mailed, not less than 20 nor more than 60 days prior to the Mandatory Redemption Date, to each holder of record of shares of Series A Preferred Stock to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof, to any particular holder, shall affect the sufficiency of notice or the validity of the proceedings for the redemption of any shares of Series A Preferred Stock with respect to any other holder.

          (ii) In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Stock may be listed or admitted to trading, such notice shall state, as appropriate: (i) the Redemption Date, (ii) with respect to the Cash Redemption Right or the Mandatory Redemption, the cash redemption price per share of Series A Preferred Stock and, with respect to the Stock Redemption Right, the number of shares of Common Stock to be issued with respect to each share of Series A Preferred Stock, (iii) the number of shares of Series A Preferred Stock to be redeemed from such holder (and, if fewer than all the shares of Series A Preferred Stock are to be redeemed from such holder, the number of shares to be redeemed from such holder), (iv) the place or places where certificates for shares of such Series A Preferred Stock are to be surrendered for payment of the redemption price in cash, with respect to the Cash Redemption Right or the Mandatory Redemption, and in certificates representing shares of Common Stock with respect to the Stock Redemption Right, (v) that dividends on the shares to be redeemed will cease to accumulate on such Redemption Date, and (vi) the date upon which the holder's conversion rights, if any, as to such shares of Series A Preferred Stock shall terminate.

          (iii) On or after the Redemption Date, each holder of shares of Series A Preferred Stock to be redeemed shall present and surrender the certificates representing his Series A Preferred Stock to the Company at the place designated in the notice of redemption and thereupon the redemption price (in cash and/or shares of Common Stock, as applicable) of such shares shall be paid to or on the order of the person whose name appears on such certificate representing shares of Series A Preferred Stock as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares represented by any such certificate representing shares of Series A Preferred Stock are to be redeemed, a new certificate shall be issued representing the unredeemed shares.

          (iv) From and after the Redemption Date (unless the Company fails to make available a number of shares of Common Stock or amount in cash necessary to effect such redemption), all dividends on the Series A Preferred Stock designated for redemption in such notice shall cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid dividends up to the Redemption Date), shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Company) on the Company's books, all rights of the holders of shares of the Series A Preferred Stock shall cease (except the right to receive the shares of Common Stock and/or cash payable upon such redemption) and such shares shall not be deemed to be outstanding for any purpose whatsoever.

          The Company's obligation to provide shares of Common Stock and/or cash in accordance with this Section VI shall be deemed fulfilled if, on or before the Redemption Date, the Company elects to deposit the shares of Common Stock and/or cash necessary for redemption of the shares of Series A Preferred Stock so called with a bank or trust company that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, in trust, with irrevocable instructions that such shares of Common Stock and/or cash be applied to the redemption of the shares of Series A Preferred Stock so called for redemption. At the close of business on the Redemption Date relating to the Company's Stock Redemption Right, each holder of shares of Series A Preferred Stock to be redeemed (unless the Company defaults in the delivery of the shares of Common Stock and/or cash payable on such Redemption Date) shall be deemed to be the record holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock is to be redeemed, regardless of whether such holder has surrendered the certificates representing the Series A Preferred Stock. No interest shall accrue for the benefit of the holders of Series A Preferred Stock to be redeemed on any cash so set aside by the Company. Any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Company. If the Company elects to deposit the cash and/or shares of Common Stock necessary for redemption with a bank or trust company, in accordance with this subsection (f)(iv), the redemption notice to holders of the shares of Series A Preferred Stock to be redeemed shall (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of redemption and (iii) require such holders to surrender the certificates representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the Redemption Date or Mandatory Redemption Date) against payment of the redemption price (including all accumulated and unpaid dividends to the Redemption Date or Mandatory Redemption Date) or delivery of the shares of Common Stock (as applicable).

     (g) Status of Redeemed Shares of Series A Preferred Stock. Any shares of Series A Preferred Stock that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board.

     (h) No Fractional Shares. No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon redemption of the Series A Preferred Stock pursuant to the Company's Stock Redemption Right. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the redemption of a share of Series A Preferred Stock, the Company shall pay to the holder of such share of Series A Preferred Stock an amount in cash in respect of such interest (computed to the nearest cent) based upon the Current Market Price of the Common Stock on the Trading Day immediately preceding the Redemption Date. If more than one share of Series A Preferred Stock shall be surrendered for redemption at one time by the same holder, the number of full shares of Common Stock issuable upon redemption thereof shall be computed on the aggregate number of shares of Series A Preferred Stock so surrendered.

     (i) Common Stock Issuable Upon Redemption. The Company covenants that any Common Stock issued upon redemption of shares of the Series A Preferred Stock shall be validly issued, fully paid and nonassessable.

VII. Voting.
     ------

     (a) Holders of shares of the Series A Preferred Stock shall not have any voting rights, except as provided by applicable law and as described below in this Section VII.

     (b) If and whenever six quarterly dividends on the Series A Preferred Stock, whether or not earned or declared, shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full) (a "Preferred Dividend Default"), the number of directors then constituting the Board shall be increased by two and the holders of shares of such Series A Preferred Stock (voting separately as a single class (regardless of series) with all other Capital Stock of the Company upon which like voting rights have been conferred and are exercisable ("Parity Preferred Stock")) shall
                                                 ----------------------
be entitled to elect two additional directors (the "Preferred Stock Directors")
                                                    -------------------------
to serve on the Board at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series A Preferred Stock and the Parity Preferred Stock called as hereinafter provided. Whenever all arrears in dividends on the Series A Preferred Stock and the Parity Preferred Stock then outstanding shall have been paid and dividends thereon for the current Dividend Period shall have been paid or declared and set apart for payment, then the right of the holders of the Series A Preferred Stock and the Parity Preferred Stock to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of all persons elected as directors by the holder of the Series A Preferred Stock and the Parity Preferred Stock shall forthwith terminate and the number of the Board shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series A Preferred Stock and Parity Preferred Stock, the secretary of the Corporation may, and upon the written request of any holder of Series A Preferred Stock (addressed to the secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the

Series A Preferred Stock and of the Parity Preferred Stock for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the By-Laws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of shares of Series A Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided.

     (c) So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if there is no such remaining director, by vote of holders of a majority of the outstanding shares of Series A Preferred Stock and any other such series of Parity Preferred Stock voting as a single class. Any Preferred Stock Director may be removed only for cause and only by the vote of the holders of record of seventy-five percent (75%) of the outstanding shares of Series A Preferred Stock voting separately as a class with all other series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall each be entitled to one vote per director on any matter

     (d) So long as any shares of Series A Preferred Stock remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of Capital Stock ranking prior to the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding-up of the Company or reclassify any authorized shares of Capital Stock of the Company into such Capital Stock, or create, authorize or issue any obligation or security convertible or exchangeable into or evidencing the right to purchase any such Capital Stock; or
(ii) amend, alter or repeal the provisions of the Certificate of Incorporation or this Certificate of Designations, whether by merger or consolidation or otherwise (an "Event"), so as to materially and adversely affect any right,
               -----
preference, privilege or voting power of the Series A Preferred Stock or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as shares of Series A Preferred Stock remain outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, the Company may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series A Preferred Stock; and provided further that (x) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Shares or (y) any increase in the amount of authorized Series A Preferred Stock or any other series of Preferred Shares, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to payment of dividends and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding-up of the Company, shall not be deemed to materially and adversely affect such rights, preferences, privilege or voting powers.

     (e) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series A Preferred Stock shall have been converted, redeemed or called for redemption upon proper notice and sufficient funds or shares of Common Stock, as applicable, shall have been deposited in trust to effect such redemption.

     (f) For purposes of the foregoing provisions of this Section VII, each share of Series A Preferred Stock shall have one (1) vote per share, except that when any other series of preferred stock shall have the right to vote with the Series A Preferred Stock as a single class on any matter, then the Series A Preferred Stock and such other series shall have with respect to such matters one (1) vote per $25.00 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the shares of Series A Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

VIII.     Conversion.
          ----------

     Holders of shares of Series A Preferred Stock shall have the right to convert all or a portion of such shares into shares of Common Stock, as follows:

     (a) Subject to the restrictions on transfer and ownership referenced in
Article IV of the Certificate of Incorporation, a holder of shares of Series A Preferred Stock shall have the right, at such holder's option, at any time, to convert any number of shares of Series A Preferred Stock, in whole or in part, into fully paid and nonassessable shares of Common Stock at a conversion price of $39.70 per share of Common Stock (equivalent to a conversion rate of
25.188 shares of Common Stock for each share of Series A Preferred Stock), subject to adjustment as described in Section VIII(d) herein (the "Conversion
                                                                   ----------
Price"); provided, however, that the right to convert shares of Series A
-----
Preferred Stock called for redemption pursuant to Section VI shall terminate at the close of business on the second Business Day prior to the Redemption Date fixed for such redemption, unless the Company shall default in making payment of the redemption price. If part of a share of Series A Preferred Stock is converted, then the Company will convert such share into the requested shares of Common Stock (subject to Paragraph (c) of this Section VIII) and issue a fractional share of Series A Preferred Stock evidencing the remaining interest of such holder.

     (b) To exercise the conversion right, the holder of each share of Series A Preferred Stock to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Company or in blank, at the principal office of the Conversion Agent accompanied by written notice to the Company that the holder thereof elects to convert such share of Series A Preferred Stock or a specified portion thereof. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series A Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Company demonstrating that such taxes have been paid).

     Holders of shares of Series A Preferred Stock at the close of business on a Dividend Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares following such Dividend Record Date and prior to such Dividend Payment Date. However, certificates representing shares of Series A Preferred Stock surrendered for conversion during the period between the close of business on any Dividend Record Date and ending with the opening of business on the corresponding Dividend Payment Date (except shares of Series A Preferred Stock converted after the issuance of a notice of redemption with respect to a Redemption Date during such period or coinciding with such Dividend Payment Date, which shares will be entitled to such dividend) shall be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of shares of Series A Preferred Stock on a Dividend Record Date who (or whose transferee) tenders any such shares for conversion into shares of Common Stock on such Dividend Payment Date shall receive the dividend payable by the Company on such shares of Series A Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of certificates representing such shares of Series A Preferred Stock for conversion. Except as provided above, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock that are issued upon such conversion.

     Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series A Preferred Stock shall have been surrendered and such notice (and if applicable, payment of an amount equal to the dividend payable on such shares) received by the Company as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time and on such date unless the stock transfer books of the Company shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares have been surrendered and such notice received by the Company.

     As promptly as practicable after the surrender of certificates for shares of Series A Preferred Stock as aforesaid, the Company shall issue and shall deliver at such office to such holder, or on the holder's written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section VIII, and any fractional interest with respect to a share of Common Stock arising upon such conversion shall be settled as provided in subsection
(c) of this Section VIII.

     (c) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the shares of Series A Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of Series A Preferred Stock, the Company shall pay to the holder of such share an amount in cash in respect of such fractional interest based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the date of conversion.
If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered.

     (d)  Conversion Price Adjustments.

     The Conversion Price shall be adjusted from time to time as follows:

          (i) If the Company shall, after the date on which the Series A Preferred Stock is first issued and sold (the "Issue Date"), (A) pay or make a
                                               ----------
dividend to holders of its Capital Stock in shares of Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares or (D) issue any shares of Capital Stock by reclassification of its Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or at the opening of business on the day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share of Series A Preferred Stock been converted immediately prior to the record date in the case of a dividend or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subsection (i) shall become effective immediately after the opening of business on the day next following the record date (except as provided in subsection (h) below) in the case of a dividend and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

          (ii) If the Company shall issue after the Issue Date rights, options or warrants to all holders of shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) at a price per share less than the Fair Market Value per share of Common Stock on the record date for the determination of stockholders entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying
(I) the Conversion Price in effect immediately prior to the opening of business on the day following the date fixed for such determination by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and (B) the number of shares that the aggregate proceeds to the Company from the exercise of such rights, options or warrants for shares of Common Stock would purchase at such Fair Market Value, and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and (B) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in subsection (h) below). In determining whether any rights, options or warrants entitle the holders of shares of Common Stock to subscribe for or purchase shares of Common Stock at less than the Fair Market Value, there shall be taken into account any consideration received by the Company upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the Company's Chief Executive Officer or the Board.

          (iii) If the Company shall distribute to all holders of shares of its Common Stock any other Capital Stock or evidences of its indebtedness or assets (including securities but excluding those rights, options and warrants issued to all holders of shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock, which rights, options and warrants are referred to in and treated under subsection (ii) above, and dividends and distributions paid exclusively in cash out of equity, including revaluation equity, applicable to Common Stock) (any of the foregoing being hereinafter in this subsection (iii) called the "Securities"), then in each case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such dividend by (II) a fraction, the numerator of which shall be the Fair Market Value per share of Common Stock on the record date mentioned below less the then fair market value (as determined by the Chief Executive Officer or the Board, whose determination shall be conclusive) of the portion of the Capital Stock or assets or evidences of indebtedness so distributed applicable to one share of Common Stock, and the denominator of which shall be the Fair Market Value per share of Common Stock on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the business day next following (except as provided in subsection
(h) below) the record date for the determination of stockholders entitled to receive such dividend. For the purposes of this subsection (iii), a dividend in the form of a Security, which is distributed not only to the holders of the shares of Common Stock on the date fixed for the determination of stockholders entitled to such dividend of such Security, but also is distributed with each share of Common Stock delivered to a person converting a share of Series A Preferred Stock after such determination date, shall not require an adjustment of the Conversion Price pursuant to this subsection (iii); provided that on the date, if any, on which a person converting a share of Series A Preferred Stock would no longer be entitled to receive such Security with a share of Common Stock (other than as a result of the termination of all such Securities), a dividend of such Securities shall be deemed to have occurred, and the Conversion Price shall be adjusted as provided in this subsection (iii) (and such day shall be deemed to be "the date fixed for the determination of the stockholders entitled to receive such dividend" and "the record date" within the meaning of the two preceding sentences).

          (iv) If (I) the Company shall make cash dividends to all holders of shares of its Common Stock (excluding any cash portion of dividends referred to in subsection (iii) above) which, when combined with (A) all such cash dividends made within the preceding 12 months in respect of which no adjustment has been made, plus (B) the amount by which any cash and the fair market value, as of the relevant expiration date, of other consideration payable in respect of any tender offers by the Company for Common Stock, which tender offers expired within the preceding 12 months in respect of which no adjustment has been made exceeds the Current Market Price of the Common Stock acquired in such tender offers, exceeds 15% of the Company's market capitalization (being the product of the then Current Market Price of the Common Stock times the number of shares of Common Stock then outstanding) on the record date for such dividend (the amount by which such cash dividends, when combined with (A) plus (B) above, exceeds such 15% of such market capitalization being referred to herein as the "Excess
                                                                        ------
Cash Amount"), or (II) a tender offer made by the Company or any subsidiary for
-----------
all or any portion of the Common Stock shall expire and such tender offer shall require payment to stockholders of aggregate consideration having a fair market value which, when combined with (C) the aggregate of the amount by which the cash plus the fair market value, as of the expiration of such tender offer, of other consideration payable in respect of any other tender offer by the Company or any subsidiary for all or any portion of the Common Stock expiring within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this subsection (d)(iv) has been made exceeds the Current Market Price of the shares of Common Stock acquired in such tender offer, plus (D) the aggregate amount of any dividends to all holders of shares of Common Stock made exclusively in cash within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to clause (I) above has been made, exceeds 15% of the product of the Current Market Price per share of the Common Stock as of the last time tenders could have been made pursuant to such tender offer times the number of shares of Common Stock outstanding (including tendered shares) (the amount by which such aggregate consideration, when combined with (C) plus (D) above, exceeds such 15% of such product being referred to herein as the "Excess Tender
                                                                  -------------
Amount"), then in each case the Conversion Price shall be adjusted so that it
------
shall equal the price determined by multiplying (Y) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such dividend by (Z) a fraction, the numerator of which shall be the Fair Market Value per share of Common Stock on the record date mentioned below less the Excess Cash Amount, if any, and the Excess Tender Amount, if any, and the denominator of which shall be the Fair Market Value per share of Common Stock on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the business day next following (except as provided in subsection
(h) below) the record date for the determination of stockholders entitled to receive such dividend, or the expiration date of such tender offer, as the case may be.

          (v) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this subsection (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section VIII (other than this subsection (v)) not later than such time as may be required in order to preserve the tax-free nature of a dividend to the holders of shares of Common Stock. Notwithstanding any other provisions of this
Section VIII, the Company shall not be required to make any adjustment to the Conversion Price for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock under such plan. All calculations under this Section VIII shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this subsection (d) to the contrary notwithstanding, the Company shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this subsection (d), as it in its discretion shall determine to be advisable in order that any share distributions, subdivision of shares, reclassification or combination of shares, distribution of rights, options or warrants to purchase shares or securities, or a dividend consisting of other assets (other than cash dividends) hereafter made by the Company to its stockholders shall not be taxable.

     (e) If the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, self tender offer for all or substantially all of the shares of Common Stock, sale of all or substantially all of the Company's assets or recapitalization of the Common Stock and excluding any transaction as to which subsection (d)(i) of this
Section VIII applies) (each of the foregoing being referred to herein as a

"Transaction"), in each case as a result of which shares of Common Stock shall
------------
be converted into the right to receive shares, stock, securities or other property (including cash or any combination thereof), each share of Series A Preferred Stock which is not converted into the right to receive shares, stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares, stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series A Preferred Stock was convertible immediately prior to such Transaction, assuming such holder of shares of Common Stock (i) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an affiliate
                                          ------------------
of a Constituent Person and (ii) failed to exercise his rights of the election, if any, as to the kind or amount of shares, stock, securities and other property (including cash) receivable upon such Transaction (each a "Non-Electing Share") (provided that if the kind and amount of shares, stock, securities and other property (including cash) receivable upon such Transaction is not the same for each Non-Electing Share, the kind and amount receivable by each Non-Electing Share shall be deemed to be the kind and amount receivable per share by a plurality of the Non-Electing Shares). The Company shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this subsection (e), and it shall not consent or agree to the occurrence of any Transaction until the Company has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the shares of Series A Preferred Stock that will contain provisions enabling the holders of shares of the Series A Preferred Stock that remain outstanding after such Transaction to convert into the consideration received by holders of shares of Common Stock at the Conversion Price in effect immediately prior to such Transaction. The provisions of this subsection (e) shall similarly apply to successive Transactions.

     (f)  If:

          (i) the Company shall declare a dividend on the Common Stock (other than a cash dividend excluded from the operation of subsection (d) above) or there shall be a reclassification, subdivision or combination of shares of Common Stock; or

          (ii) the Company shall authorize the granting to the holders of the shares of Common Stock of rights, options or warrants to subscribe for or purchase any shares of any class or any other rights, options or warrants; or

          (iii) the Company shall authorize the payment of any Excess Cash Amount or Excess Tender Amount; or

          (iv) there shall be any reclassifications of the shares of Common Stock (other than an event to which subsection (f)(i) of this Section VIII applies) or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or a statutory share exchange involving the conversion or exchange of shares of Common Stock into securities or other property, or a self tender offer by the Company for all or substantially all of the shares of its outstanding Common Stock, or the sale or transfer of all or substantially all of the assets of the Company as an entirety and for which approval of any stockholder of the Company is required; or

          (v) there shall occur the voluntary or involuntary liquidation, dissolution or winding-up of the Company,

then the Company shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of the shares of Series A Preferred Stock at their addresses as shown on the stock records of the Company, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend or distribution of rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend or distribution of rights, options or warrants are to be determined or (B) the date on which such reclassification, subdivision, combination, consolidation, merger, sale, transfer, liquidation, dissolution or winding-up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding-up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section VIII.

     (g) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each share of Series A Preferred Stock at such holder's last address as shown on the stock records of the Company.

     (h) In any case in which subsection (d) of this Section VIII provides that an adjustment shall become effective on the date next following the record date for an event, the Company may defer until the occurrence of such event (A) issuing to the holder of any share of Series A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to subsection (c) of this Section VIII.

     (i) For purposes of this Section VIII, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Company. The Company shall not pay a dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

     (j) There shall be no adjustment of the Conversion Price in case of the issuance of any shares of Capital Stock of the Company in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section VIII. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one subsection of this Section VIII, only one adjustment shall be made, and such adjustment shall be the amount of adjustment that has the highest absolute value.

     (k) If the Company shall take any action affecting the shares of Common Stock, other than action described in this Section VIII, that in the opinion of the Board would materially adversely affect the conversion rights of the holders of the shares of Series A Preferred Stock, the Conversion Price for the shares of Series A Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board, in its sole discretion, may determine to be equitable in the circumstances.

     (l) The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the Series A Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series A Preferred Stock not theretofore converted. For purposes of this subsection (l), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

     The Company covenants that any shares of Common Stock issued upon conversion of the Series A Preferred Stock shall be validly issued, fully paid and nonassessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value of the Common Stock deliverable upon conversion of the shares of Series A Preferred Stock, the Company will take any corporate action that, in the opinion of its counsel, may be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Shares at such adjusted Conversion Price.

     Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the shares of Series A Preferred Stock, the Company shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by any governmental authority.

     (m) The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion or redemption of the Series A Preferred Stock pursuant hereto; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the shares of Series A Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or established, to the reasonable satisfaction of the Company, that such tax has been paid.

IX.  Ownership Limitations.
     ---------------------

     The shares of Series A Preferred Stock are subject to the restrictions on transferability and ownership provisions described in Article IV of the Certificate of Incorporation. The ownership limit as described in Article IV of the Certificate of Incorporation (the "Ownership Limit") shall mean that
                                       ---------------
ownership of more than 7.5% of the value of the outstanding shares of Capital Stock of the Company, including the Series A Preferred Stock, is restricted in order to preserve the Company's status as a REIT for U.S. federal income tax purposes. Subject to certain limitations described in Article IV of the Certificate of Incorporation, the Board may modify the Ownership Limit, though the Ownership Limit may not be increased by the Board to more than 9.8%. In addition, Article IV of the Certificate of Incorporation limits the ownership of "Existing Holders" (the "Existing Holder Limit") and also limits transfers that
                         ---------------------
would cause the Company to become "closely held" within the meaning of Section 856(h) of the Code.

     IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be executed in its name and on its behalf by its __________ and attested to by its Secretary on this ___ day of June, 1998.


                              GENERAL GROWTH PROPERTIES, INC.



                              By:_______________________________
                                  Name:
                                  Title:



ATTEST:



___________________________
Name:
Title:  Secretary